Exhibit 15

September 30, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:



Re:  SBC Communications Inc.
        Registration on Form S-3


We are aware that our report dated August 12, 1996 on our review of the interim financial information of Pacific
Telesis Group and Subsidiaries for the three- and six-month periods ended June 30, 1996 and included in Pacific Telesis
Group's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statement on Form S-3 (No. 33-56909) as amended through May
30, 1995, and as supplemented by the prospectus supplement dated September 30, 1996 of SBC Communications Inc. and SBC
Communications Capital Corporation.

We are also aware of the incorporation by reference in the Registration Statements (Form S-8) pertaining to the SBC
Communications Inc. Savings Plan for Salaried Employees and
Savings and Security Plan (Non-Salaried Employees) (Nos. 33-
38706 and 33-54309), the Stock Savings Plan, Management
Stock Savings Plan and Stock Based Savings Plan (Nos. 33-
37451 and 33-54291), the SBC Communications Inc. 1992 Stock
Option Plan (No. 33-49855) and the SBC Communications Inc. 1995 Management Stock Option Plan (No. 33-61715), and in the Registration
Statements (Form S-3) pertaining to the SBC Communications
Inc. Dividend Reinvestment Plan (Nos. 2-99261, 33-49893 and
333-08979) and SBC Communications Capital Corporation and SBC
Communications Inc. (Nos. 33-45490 and 33-56909), and in the related Prospectuses, of our report dated August 12, 1996, with respect to the consolidated financial statements incorporated therein by reference.

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


Very truly yours,

        COOPERS & LYBRAND L.L.P.